UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2012

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(Address of principal executive office)(Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported below, at the 2012 Annual Meeting of Stockholders of NIC Inc. (the “Company”) held on May 1, 2012, Company stockholders approved the Company’s Executive Incentive Plan (the “Plan”).  The Plan is designed to provide a framework for granting performance-based compensation under the Company's current and future compensation programs which is deductible from the Company's income taxes under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Plan does not change the Company’s existing compensation programs and does not increase the number of shares of common stock that have been authorized by stockholders for issuance under the Company's stock plans.

A summary of the Plan is included in Proposal No. 3 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 22, 2012, and the full text of the Plan is included in Appendix A of such proxy statement.  A copy of the Plan is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders

(a - b)  At the 2012 Annual Meeting of Stockholders of the Company held on May 1, 2012, Company stockholders voted on four proposals and cast their votes as described below.  The proposals are described in the Company’s definitive proxy statement filed with the SEC on March 22, 2012.

Proposal 1

The following directors were elected to serve until the 2013 Annual Meeting of Stockholders and until their successors are elected and qualified as set forth below:

Name	For	Withheld	Broker Non-Votes
Harry H. Herington	50,727,621	1,534,702	9,637,122
Art N. Burtscher	50,610,124	1,652,199	9,637,122
Daniel J. Evans	49,612,431	2,649,892	9,637,122
Karen S. Evans	51,245,518	1,016,805	9,637,122
Ross C. Hartley	31,715,460	20,546,863	9,637,122
C. Brad Henry	51,258,781	1,003,542	9,637,122
Alexander C. Kemper	50,431,630	1,830,693	9,637,122
William M. Lyons	50,550,770	1,711,553	9,637,122
Pete Wilson	49,753,939	2,508,384	9,637,122

The Company notes that holders of approximately 39% of shares that voted cast a "WITHHOLD" vote for Ross C. Hartley. The Company believes that most of these votes were likely cast as a result of a report by Institutional Shareholder Services ("ISS") recommending a "WITHHOLD" vote for Mr. Hartley. This recommendation was based on ISS’s determination that Mr. Hartley is an "affiliated outside director" because he participated in the founding of the Company 20 years ago and served as an officer of a subsidiary of the Company in the 1990s. It is the policy of ISS that "affiliated outside directors" should not serve on the Company’s independent board committees.

The Company disagrees with the recommendation of ISS. The Board of Directors has determined that Mr. Hartley is "independent" as defined in the listing standards of the NASDAQ Stock Market and the rules of the SEC. The Company believes that Mr. Hartley provides significant value as a member of the Audit Committee and the Corporate Governance and Nominating Committee and is not biased in carrying out his responsibilities as a committee member as a result of his prior service to the Company. In its discussions with ISS, the Company learned that although former Section 16 officers of a company lose affiliated outside director status after five years, Mr. Hartley will always be treated by ISS as an affiliated outside director, even though his service as a founder of the Company and an officer of a subsidiary of the Company ended many years ago.

Proposal 2

Company stockholders approved on an advisory basis the compensation of the Company's named executive officers as set forth in the Company's proxy statement for the 2012 Annual Meeting of Stockholders, as set forth below:

For	Against	Abstentions	Broker Non-Votes
50,553,692	1,662,755	45,876	9,637,122

Proposal 3

Company stockholders approved the Company’s Executive Incentive Plan as set forth in the Company’s proxy statement for the 2012 Annual Meeting of Stockholders, as set forth below:

For	Against	Abstentions	Broker Non-Votes
50,582,678	1,635,531	44,114	9,637,122

Proposal 4

Company stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012 as set forth below:

For	Against	Abstentions	Broker Non-Votes
59,610,740	2,206,824	81,881	0

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

10.1           Executive Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

By:	/s/ William F. Bradley, Jr.
William F. Bradley, Jr.
Executive Vice President, Chief Administrative
Officer, General Counsel and Secretary

Date:  May 2, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Executive Incentive Plan

5